Black Hills Corp. Reports Strong Third Quarter 2020 Results and Provides Guidance Update
Increases 2020 Earnings Guidance to $3.60 to $3.70 Per Share and Introduces 2021 Guidance

•Reports third quarter EPS of $0.58; strong growth compared to the third quarter of 2019
•Increases 2020 EPS guidance range to $3.60 to $3.70 from $3.45 to $3.65
•Initiates 2021 EPS guidance range of $3.75 to $3.95
•Increases 2020 to 2024 capital investment forecast by $239 million to $2.9 billion
•Increased quarterly dividend 5.6% to $0.565 per share

RAPID CITY, S.D. — Nov. 2, 2020 — Black Hills Corp. (NYSE: BKH) today announced financial results for the third quarter of 2020. Net income and net income, as adjusted (non-GAAP) for the third quarter of 2020 compared to the third quarter of 2019 were:

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2020		2019		2020		2019
(in millions, except per share amounts)	Income	EPS	Income	EPS	Income	EPS	Income	EPS
GAAP:
Net income	$36.3	$0.58	$11.7	$0.19	$150.4	$2.41	$130.1	$2.15

Non-GAAP:
Net income, as adjusted *	$36.3	$0.58	$26.9	$0.44	$155.7	$2.50	$145.3	$2.40
* A schedule for the GAAP to non-GAAP adjustment reconciliation is provided below.

Adjusted earnings of $0.58 per share for the third quarter were up 32% compared to the same period in the prior year. The increase was driven by new rates and rider recovery, customer growth and production tax credits for new wind assets in service. Financial results also reflected $0.11 per share of weather benefit compared to the third quarter of last year. The net impact from COVID-19 trended as expected.

“I'm pleased with our excellent quarterly results,” said Linn Evans, president and CEO of Black Hills Corp. “Our strong third quarter results reflected solid execution, diligent expense management and favorable weather. Accordingly, we are increasing our earnings guidance for 2020. We are also introducing earnings guidance for 2021.

“The ongoing pandemic continues to impact our customers and we remain focused on serving their needs, including financial assistance and community giving. We are especially fortunate to operate in regions that have stable and growing economies, even amidst recent uncertainty. Our team continues to engage safeguards to protect our people and customers, while delivering uninterrupted service to 1.3 million homes and businesses that are depending on us for safe, reliable and clean energy. To continue supporting the needs of our customers and communities, we added $239 million to our five-year capital investment forecast.

“Our plan to drive long-term value for all stakeholders continues to deliver sustainable growth. We are confident in our complementary utility operations with stable and growing territories, strong financial position and liquidity, constructive regulatory relationships and our commitment to being Ready to serve our customers and communities,” concluded Evans.

THIRD QUARTER 2020 HIGHLIGHTS AND UPDATES

Electric Utilities

•During the third quarter, South Dakota Electric and Wyoming Electric continued construction on the $79 million, 52.5-megawatt Corriedale Wind Energy Project. The wind facility is being constructed near Cheyenne, Wyoming, and is jointly owned by South Dakota Electric and Wyoming Electric. The project will serve large commercial and industrial customers and governmental agencies participating in the subscription-based Renewable Ready program. The project is expected to be fully in service in the fourth quarter.

•On Oct. 15, Wyoming Electric and affiliate Black Hills Wyoming received final approval from the Federal Energy Regulatory Commission of a power purchase agreement to continue serving Wyoming Electric with 60 megawatts of capacity and energy from the Wygen I power plant owned by Black Hills Wyoming. The new agreement begins Jan. 1, 2022, and runs through Dec. 31, 2032.

•On Sept. 23, Colorado Electric received approval from the Colorado Public Utilities Commission for its Renewable Advantage program. The program plans to add 200 megawatts of renewable solar energy in Colorado by year-end 2023 through a power purchase agreement.

•On July 10, Wyoming Electric set a new all-time peak load of 271 megawatts, surpassing the previous peak of 265 megawatts set in July 2019.

Gas Utilities

•On Sept. 11, Colorado Gas filed a rate review application with the Colorado commission seeking recovery on significant infrastructure investments in its 7,000-mile natural gas pipeline system. The rate review requests $13.5 million in new revenue with a capital structure of 50% debt and 50% equity and a return on equity of 9.95%. The request seeks to implement new rates in the second quarter of 2021. The company is also requesting a system safety and integrity rider for five years to recover safety-focused investments in its system.

•On June 1, Nebraska Gas filed a rate review application with the Nebraska Public Service Commission to consolidate rate schedules into a new, single statewide structure and seek recovery on significant infrastructure investments in its 13,000-mile natural gas pipeline system. The rate review requests $17.3 million in new revenue with a capital structure of 50% debt and 50% equity and a return on equity of 10%. Interim rates were implemented Sept. 1 and the request seeks to finalize rates in the first quarter of 2021. The company is also requesting an extension of its system safety and integrity rider for five years and to align the rider recovery mechanisms across the consolidated utility.

Power Generation

•On Oct. 15, Black Hills Wyoming and affiliate Wyoming Electric received final approval from the Federal Energy Regulatory Commission of a power purchase agreement - see highlight in Electric Utilities above for more detail.

Corporate

•On Oct. 27, Black Hills’ board of directors approved a quarterly dividend of $0.565 per share payable on Dec. 1, 2020, to shareholders of record at the close of business on Nov. 17, 2020. The dividend reflects 50 consecutive years of annual dividend increases and 78 consecutive years of paying cash dividends.

•Effective Oct. 1, Black Hills appointed Barry M. Granger and Scott M. Prochazka to its board of directors. In anticipation of future board retirements, the board also temporarily increased its size from 10 to 12 directors.

•On Aug. 3, Black Hills filed a shelf registration statement and dividend reinvestment and direct stock purchase program with the Securities and Exchange Commission. In conjunction with these filings, the company also renewed its at-the-market equity offering program under which it may sell from time to time shares of its common stock.

2020 EARNINGS GUIDANCE INCREASED

Black Hills is increasing its guidance for 2020 earnings per share available for common stock, as adjusted (a non-GAAP measure*), to be in a range of $3.60 to $3.70 from $3.45 to $3.65, based on the following updated assumptions:

•Net impact from COVID-19 of $(0.05) to $(0.10) per share;
•Normal weather conditions for the remainder of the year within our utility service territories, including temperatures, precipitation levels and wind conditions;
•Normal operations and weather conditions for planned construction, maintenance and/or capital investment projects;
•Completion of utility regulatory dockets;
•Completion of construction and placing in service the Corriedale Wind Energy Project by year-end 2020;
•No significant unplanned outages at any of our generating facilities;
•Production tax credits of $14 million associated with wind generation assets;
•No additional equity issuances in 2020; and
•Capital investment of $733 million in 2020.

*    Earnings per share, as adjusted, is defined as GAAP Earnings per share, adjusted for expenses and gains that the company believes do not reflect the company’s core operating performance. Examples of these types of adjustments may include unique one-time events, impairment of assets, and acquisition and disposition costs. The company is not able to provide forward-looking quantitative GAAP to non-GAAP reconciliation for 2020 earnings guidance, as adjusted, because we do not know if any unplanned or unique events may occur.

2020 Earnings Guidance Reconciliation
	LOW	HIGH

Earnings per share (GAAP)	$3.52	$3.62
Adjustments**:
Impairment of investment	0.11	0.11
Tax on Adjustments**:
Impairment of investment	(0.03)	(0.03)
Total adjustments	0.08	0.08

Earnings per share, as adjusted (non-GAAP)	$3.60	$3.70
**Additional adjustments may occur in the fourth quarter. Adjustments shown reflect the actual adjustments made for the first nine months of the year.

2021 EARNINGS GUIDANCE INITIATED

Black Hills is initiating its guidance for 2021 earnings per share available for common stock, as adjusted (a non-GAAP measure*), in a range of $3.75 to $3.95, based on the following assumptions:

•Normal weather conditions within our utility service territories, including temperatures, precipitation levels and wind conditions;
•Normal operations and weather conditions for planned construction, maintenance and/or capital investment projects;
•Completion of utility regulatory dockets;
•Completion of construction and placing in service the Corriedale Wind Energy Project by year-end 2020;
•No significant unplanned outages at any of our generating facilities;
•Production tax credits of $19 million associated with wind generation assets;
•Equity issuance of $80 million to $100 million through the at-the-market equity offering program in 2021;
•Capital investment of $733 million in 2020 and $633 million in 2021; and
•No material net impact from COVID-19.

*    Earnings per share, as adjusted, is defined as GAAP Earnings per share, adjusted for expenses and gains that the company believes do not reflect the company’s core operating performance. Examples of these types of adjustments may include unique one-time events, impairment of assets, and acquisition and disposition costs. The company is not able to provide forward-looking quantitative GAAP to non-GAAP reconciliation for 2021 earnings guidance, as adjusted, because we do not know if any unplanned or unique events may occur.

BLACK HILLS CORPORATION
CONSOLIDATED FINANCIAL RESULTS

(Minor differences may result due to rounding)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2020	2019	2020	2019
	(in millions)
Adjusted operating income (a):
Electric Utilities	$52.1	$50.7	$121.7	$125.2
Gas Utilities	18.1	4.7	139.3	116.6
Power Generation	8.7	11.8	31.5	33.9
Mining	3.5	3.4	10.0	9.4
Corporate and Other	(0.2)	—	(0.1)	(0.4)
Operating income	82.2	70.6	302.4	284.7

Interest expense, net	(36.0)	(33.5)	(107.0)	(102.5)
Impairment of investment	—	(19.7)	(6.9)	(19.7)
Other income (expense), net	(1.2)	0.6	(0.7)	0.1
Income tax benefit (expense)	(4.7)	(2.5)	(25.5)	(22.1)
Net income	40.3	15.4	162.3	140.5
Net income attributable to noncontrolling interest	(4.1)	(3.7)	(11.8)	(10.3)
Net income available for common stock	$36.3	$11.7	$150.4	$130.1

(a)    Adjusted operating income removes the impacts of finance lease accounting relating to the 20-year PPA between Black Hills Colorado IPP and Colorado Electric for the Electric Utilities and Power Generation segments and Corporate and Other. This presentation of segment information does not impact consolidated financial results.

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2020	2019	2020	2019
Weighted average common shares outstanding (in thousands):
Basic	62,575	60,976	62,310	60,458
Diluted	62,630	61,104	62,362	60,578

Earnings per share:
Basic -
Total Basic Earnings Per Share	$0.58	$0.19	$2.41	$2.15

Diluted -
Total Diluted Earnings Per Share	$0.58	$0.19	$2.41	$2.15

CONFERENCE CALL AND WEBCAST

Black Hills will host a live conference call and webcast at 11 a.m. EST on Tuesday, Nov. 3, 2020, to discuss its financial and operating performance.

To access the live webcast and download a copy of the investor presentation, go to the Black Hills website at www.blackhillscorp.com, and click on “Events and Presentations” in the “Investor Relations” section. The presentation will be posted on the website before the webcast. Listeners should allow at least five minutes for registering and accessing the presentation. Those interested in asking a question during the live broadcast or those without Internet access can call 866-544-7741 if calling within the United States. International callers can call 724-498-4407. All callers need to enter the passcode 1479285 when prompted.

For those unable to listen to the live broadcast, a replay will be available on the company’s website.

EEI FINANCIAL FORUM ATTENDANCE AND UPCOMING SUSTAINABILITY DISCLOSURES

Members of Black Hills’ leadership team will be participating in the Virtual 2020 Edison Electric Institute 55th Financial Conference on Nov. 9 and Nov. 10. During the conference, leadership will present to investors and financial analysts on Tuesday, Nov. 10, at 3:00 p.m. EST. Links to the formal company presentation and accompanying slides will be available on Black Hills’ website at www.blackhillscorp.com, and click on “Events and Presentations” in the “Investor Relations” section.

The company also announced that it will release new greenhouse gas emission reduction goals for its utility operations and publish its updated Corporate Sustainability Report on Nov. 5.

NON-GAAP FINANCIAL MEASURES

As noted in this news release, in addition to presenting its earnings information in conformity with Generally Accepted Accounting Principles (GAAP), the company has provided non-GAAP earnings data reflecting adjustments for special items as specified in the GAAP to non-GAAP adjustment reconciliation table below. Net income available for common stock, as adjusted, is defined as Net income, adjusted for expenses and gains that the company believes do not reflect the company’s core operating performance. The company believes that non-GAAP financial measures are useful to investors because the items excluded are not indicative of the company’s continuing operating results. The company’s management uses these non-GAAP financial measures as an indicator for planning and forecasting future periods. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. The presentation of these non-GAAP financial measures should not be construed as an inference that future results will not be affected by unusual, non-routine, or non-recurring items.

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2020		2019		2020		2019
(In millions, except per share amounts)	Income	EPS	Income	EPS	Income	EPS	Income	EPS
Net income available for common stock (GAAP)	$36.3	$0.58	$11.7	$0.19	$150.4	$2.41	$130.1	$2.15
Adjustments:
Impairment of investment	—	—	19.7	0.32	6.9	0.11	19.7	0.33

Tax on Adjustments:
Impairment of investment	—	—	(4.5)	(0.07)	(1.6)	(0.03)	(4.5)	(0.07)

Rounding	—	—	—	—	—	0.01	—	(0.01)
Adjustments, net of tax	—	—	15.2	0.25	5.3	0.09	15.2	0.25

Net income available for common stock, as adjusted (non-GAAP)	$36.3	$0.58	$26.9	$0.44	$155.7	$2.50	$145.3	$2.40

Gross margin (revenue less cost of sales) is considered a non-GAAP financial measure due to the exclusion of depreciation and amortization from the measure. The presentation of gross margin is intended to supplement investors’ understanding of operating performance. Gross margin for our Electric Utilities is calculated as operating revenue less cost of fuel and purchased power. Gross margin for our Gas Utilities is calculated as operating revenue less cost of gas sold. Our gross margin is impacted by the fluctuations in power purchases and natural gas and other fuel supply costs. However, while these fluctuating costs impact gross margin as a percentage of revenue, they only impact total gross margin if the costs cannot be passed through to customers. Our gross margin measure may not be comparable to other companies’ gross margin measures. Furthermore, this measure is not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

SEGMENT PERFORMANCE SUMMARY

Our segment highlights for the three and nine months ended Sept. 30, 2020, compared to the three and nine months ended Sept. 30, 2019, are discussed below.

The following segment information does not include certain intercompany eliminations. Minor differences in comparative amounts may result due to rounding. All amounts are presented on a pre-tax basis unless otherwise indicated.

Certain industries in which we operate are highly seasonal, and revenue from, and certain expenses for, such operations may fluctuate significantly between quarterly periods. Demand for electricity and natural gas is sensitive to seasonal cooling, heating and industrial load requirements. In particular, the normal peak usage season for our electric utilities is June through August while the normal peak usage season for our gas utilities is November through March. Significant earnings variances can be expected between the Gas Utilities segment’s peak and off-peak seasons. Due to this seasonal nature, our results of operations for the three and nine months ended Sept. 30, 2020 and 2019 are not necessarily indicative of the results of operations to be expected for any other period or for the entire year.

Electric Utilities

	Three Months Ended Sept. 30,		Variance	Nine Months Ended Sept. 30,		Variance
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
	(in millions)
Gross margin (non-GAAP)	$123.0	$119.8	$3.2	$336.8	$333.7	$3.1

Operations and maintenance	47.4	47.2	0.2	145.0	143.0	2.0
Depreciation and amortization	23.4	22.0	1.4	70.1	65.4	4.7
Adjusted operating income	$52.1	$50.7	$1.4	$121.7	$125.2	$(3.5)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
Operating Statistics	2020	2019	2020	2019
Quantities Sold (MWh):
Retail Sales	1,453,089	1,454,197	4,109,797	4,088,128
Contract Wholesale (a)	129,960	229,369	348,991	646,611
Off-system/Power Marketing Wholesale	167,494	160,357	469,590	436,298
Total energy sold	1,750,543	1,843,923	4,928,378	5,171,037

Contracted Power Plant Fleet Availability:
Coal-fired plants	97.4%	94.6%	94.1%	90.0%
Natural gas-fired plants and other plants	79.7%	89.6%	80.5%	89.8%
Wind	97.7%	93.7%	98.3%	95.0%
Total availability	86.8%	91.5%	86.3%	90.3%

Wind capacity factor	33.2%	33.8%	39.3%	37.1%
________________
(a)    Quantities sold for the three and nine months ended Sept. 30, 2020, for certain wholesale contracts have been presented on a net basis.  Amounts for the three and nine months ended Sept. 30, 2019 were presented on a gross basis and, due to their immaterial nature, were not revised.  This presentation change has no impact on Gross margin.

Third Quarter 2020 Compared with Third Quarter 2019

Gross margin increased as a result of:

(in millions)
Release of TCJA revenue reserves (a)	$1.5
Rider recovery	1.3
Off-system power marketing	0.9
Weather	0.2
Mark-to-market on wholesale energy contracts	(1.4)
COVID-19 impacts	(0.2)
Other	0.9
Total increase in Gross margin (non-GAAP)	$3.2
____________________
(a)    In July 2020, regulatory proceedings resolved the last of the Company’s open dockets seeking approval of its TCJA plans. As a result, the Company reversed certain TCJA-related liabilities, which resulted in an increase to Gross margin of $1.5 million for the three months ended Sept. 30, 2020.

Operations and maintenance expense increased primarily due to COVID-19 related expenses of $0.5 million for the sequestration of essential employees and $0.3 million of additional bad debt expense which were partially offset by $0.4 million of lower travel, training and employee related expenses.

Depreciation and amortization increased primarily due to a higher asset base driven by prior year and current year capital expenditures.

Gas Utilities

	Three Months Ended Sept. 30,		Variance	Nine Months Ended Sept. 30,		Variance
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
	(in millions)
Gross margin (non-GAAP)	$116.9	$97.7	$19.2	$438.8	$410.0	$28.8

Operations and maintenance	73.6	70.2	3.4	223.4	225.2	(1.8)
Depreciation and amortization	25.1	22.8	2.3	76.2	68.2	8.0
Adjusted operating income	$18.1	$4.7	$13.4	$139.3	$116.6	$22.7

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
Operating Statistics	2020	2019	2020	2019
Quantities Sold and Transported (Dth):
Total gas sales	9,086,886	8,859,398	65,717,453	70,982,770
Total transport and transmission volumes	33,668,174	31,538,815	108,967,182	110,622,285

Third Quarter 2020 Compared with Third Quarter 2019

Gross margin increased as a result of:

(in millions)
Weather (a)	$8.4
New rates	4.9
Mark-to-market on non-utility natural gas commodity contracts	1.8
Customer growth - distribution	1.5
Non-Utility - Tech Services	0.6
COVID-19 impacts (b)	(0.8)
Other	2.8
Total increase in Gross margin (non-GAAP)	$19.2
____________________
(a) Weather impacts for the three months ended Sept. 30, 2020 compared to the same period in the prior year include increased irrigation loads to agriculture customers in 2020 in our Nebraska Gas service territory as 2019 was a record precipitation year. Additionally, heating degree days at the Gas Utilities for the three months ended Sept. 30, 2020 were 13% lower than normal compared to 62% lower than normal in the same period in the prior year.
(b) The impacts to Gas Utilities gross margin from COVID-19 were primarily driven by waived customer late payment fees.

Operations and maintenance expense increased primarily due to higher employee costs. COVID-19 impacts to operations and maintenance expense included $1.4 million of additional bad debt expense which was partially offset by $0.7 million of lower travel and training expenses.

Depreciation and amortization increased primarily due to a higher asset base driven by prior year and current year capital expenditures.

Power Generation

	Three Months Ended Sept. 30,		Variance	Nine Months Ended Sept. 30,		Variance
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
	(in millions)
Revenue	$26.5	$25.8	$0.7	$78.6	$75.8	$2.8

Fuel expense	2.3	2.3	—	6.7	6.9	(0.2)
Operations and maintenance	10.5	6.9	3.6	24.9	20.8	4.1
Depreciation and amortization	4.9	4.8	0.1	15.5	14.1	1.4
Adjusted operating income	$8.7	$11.8	$(3.1)	$31.5	$33.9	$(2.4)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
Operating Statistics	2020	2019	2020	2019
Contracted Power Plant Fleet Availability:
Coal-fired plants	96.1%	98.0%	94.5%	95.2%
Natural gas-fired plants	99.8%	97.6%	99.6%	98.4%
Wind	90.6%	81.9%	92.8%	93.4%
Total availability	95.8%	93.6%	96.3%	96.5%

Wind capacity factor	19.4%	15.0%	25.7%	22.1%

Third Quarter 2020 Compared with Third Quarter 2019

Revenue increased in the current year driven primarily by increased MWh sold from new wind assets and additional Black Hills Colorado IPP fired-engine hours. Operating expenses increased primarily due to a $3.1 million expense related to the early retirement of certain assets and higher generation costs and depreciation from new wind assets.

Mining

	Three Months Ended Sept. 30,		Variance	Nine Months Ended Sept. 30,		Variance
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
	(in millions)
Revenue	$15.2	$15.6	$(0.4)	$45.9	$45.0	$0.9

Operations and maintenance	8.9	9.9	(1.0)	28.5	29.0	(0.5)
Depreciation, depletion and amortization	2.8	2.3	0.5	7.4	6.7	0.7
Adjusted operating income	$3.5	$3.4	$0.1	$10.0	$9.4	$0.6

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
Operating Statistics	2020	2019	2020	2019
	(in thousands)
Tons of coal sold	940	969	2,808	2,720
Cubic yards of overburden moved	1,595	2,341	6,073	6,380

Revenue per ton	$15.60	$15.47	$15.64	$15.90

Third Quarter 2020 Compared with Third Quarter 2019

Adjusted operating income (loss) was comparable to the same period in the prior year.

Corporate and Other

Corporate and Other represents certain unallocated expenses for administrative activities that support our reportable operating segments. Corporate and Other also includes business development activities that are not part of our operating segments.

	Three Months Ended Sept. 30,		Variance	Nine Months Ended Sept. 30,		Variance
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
	(in millions)
Adjusted operating income (loss)	$(0.2)	$—	$(0.2)	$(0.1)	$(0.4)	$0.3

Third Quarter 2020 Compared with Third Quarter 2019

Adjusted operating income (loss) was comparable to the same period in the prior year.

Consolidated Interest Expense, Impairment of Investment, Other Income (Expense) and Income Tax Benefit (Expense)

	Three Months Ended Sept. 30,		Variance	Nine Months Ended Sept. 30,		Variance
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
	(in millions)
Interest expense, net	$(36.0)	$(33.5)	$(2.5)	$(107.0)	$(102.5)	$(4.5)
Impairment of investment	—	(19.7)	19.7	(6.9)	(19.7)	12.8
Other income (expense), net	(1.2)	0.6	(1.8)	(0.7)	0.1	(0.8)
Income tax (expense)	(4.7)	(2.5)	(2.2)	(25.5)	(22.1)	(3.4)

Third Quarter 2020 Compared with Third Quarter 2019

Interest expense, net

The increase in Interest expense, net for the three months ended Sept. 30, 2020, compared to the same period in the prior year was driven by higher debt balances partially offset by lower interest rates.

Impairment of Investment

For the three months ended Sept. 30, 2019, we recorded a pre-tax non-cash write-down of $20 million in our investment in equity securities of a privately held oil and gas company. The impairment was triggered by continued adverse changes in future natural gas prices and liquidity concerns at the privately held oil and gas company. The remaining book value of our investment is $1.5 million, and this is our only remaining investment in oil and gas exploration and production activities.

Other Income (Expense)

The variance in Other income (expense), net for the three months ended Sept. 30, 2020, compared to the same period in the prior year, was primarily due to increased costs for our non-qualified benefit plans which were driven by market performance on plan assets and increased non-service pension costs resulting from a change in accounting principle for our defined benefit pension plan effective January 1, 2020.

Income Tax (Expense)

For the three months ended Sept. 30, 2020, the effective tax rate was 10.3% compared to 14.0% for the same period in 2019. The lower effective tax rate is primarily due to increased tax benefits from federal production tax credits associated with new wind assets and reversal of accrued excess deferred income taxes as part of resolving the last of the Company’s open dockets seeking approval of its TCJA plans.

ABOUT BLACK HILLS CORP.
Black Hills Corp. (NYSE: BKH) is a customer-focused, growth-oriented utility company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, South Dakota, the company serves 1.28 million natural gas and electric utility customers in eight states: Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. More information is available at www.blackhillscorp.com, www.blackhillscorp.com/corporateresponsibility and www.blackhillsenergy.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This presentation includes “forward-looking statements” as defined by the Securities and Exchange Commission. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes, without limitations, our 2020 and 2021 earnings guidance and the impacts of the COVID-19 pandemic on our business. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, the risk factors described in Item 1A of Part I of our 2019 Annual Report on Form 10-K and other reports that we file with the SEC from time to time, and the following:

•The accuracy of our assumptions on which our earnings guidance is based;

•Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and favorable rulings on periodic applications to recover costs for capital additions, plant retirements and decommissioning, fuel, transmission, purchased power, and other operating costs and the timing in which new rates would go into effect;

•Our ability to complete our capital program in a cost-effective and timely manner;

•Our ability to execute on our strategy, including: targeting a 50 to 60 percent dividend payout ratio and continuing our track record of continuous annual dividend increases;

•Our ability to successfully execute our financing plans;

•Board of Directors’ approval of any future quarterly dividends;

•The impact of future governmental regulation; and

•Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

(Minor differences may result due to rounding.)

	Consolidating Income Statement
Three Months Ended Sept. 30, 2020	Electric Utilities	Gas Utilities	Power Generation	Mining	Corporate	Other Inter-Co Eliminations	Total
	(in millions)
Revenue	$195.2	$142.1	$1.9	$7.3	$—	$—	$346.6
Intercompany revenue	5.7	1.8	24.6	7.9	87.1	(127.0)	—
Fuel, purchased power and cost of gas sold	77.9	27.0	2.3	—	—	(35.6)	71.7
Gross margin (non-GAAP)	123.0	116.9	24.2	15.2	87.1	(91.5)	274.9

Operations and maintenance	47.4	73.6	10.5	8.9	68.9	(73.1)	136.3
Depreciation, depletion and amortization	23.4	25.1	4.9	2.8	6.8	(6.7)	56.3
Adjusted operating income (loss)	52.1	18.1	8.7	3.5	11.4	(11.6)	82.2

Interest expense, net							(36.0)
Impairment of investment							—
Other income (expense), net							(1.2)
Income tax benefit (expense)							(4.7)
Net income (loss)							40.3
Net income attributable to noncontrolling interest							(4.1)
Net income (loss) available for common stock							$36.3

	Consolidating Income Statement
Nine Months Ended Sept. 30, 2020	Electric Utilities	Gas Utilities	Power Generation	Mining	Corporate	Other Inter-Co Eliminations	Total
	(in millions)
Revenue	$520.7	$662.5	$5.8	$21.5	$—	$—	$1,210.6
Intercompany revenue	17.5	3.3	72.8	24.3	259.3	(377.2)	—
Fuel, purchased power and cost of gas sold	201.4	227.0	6.7	—	—	(103.9)	331.2
Gross margin (non-GAAP)	336.8	438.8	71.9	45.9	259.2	(273.2)	879.4

Operations and maintenance	145.0	223.4	24.9	28.5	210.1	(224.2)	407.6
Depreciation, depletion and amortization	70.1	76.2	15.5	7.4	19.1	(18.9)	169.4
Adjusted operating income (loss)	121.7	139.3	31.5	10.0	30.0	(30.1)	302.4

Interest expense, net							(107.0)
Impairment of investment							(6.9)
Other income (expense), net							(0.7)
Income tax benefit (expense)							(25.5)
Net income (loss)							162.3
Net income attributable to noncontrolling interest							(11.8)
Net income (loss) available for common stock							$150.4

	Consolidating Income Statement
Three Months Ended Sept. 30, 2019	Electric Utilities	Gas Utilities	Power Generation	Mining	Corporate	Other Inter-Co Eliminations	Total
	(in millions)
Revenue	$186.0	$130.2	$2.2	$7.1	$—	$—	$325.5
Intercompany revenue	5.3	0.5	23.6	8.5	80.3	(118.3)	—
Fuel, purchased power and cost of gas sold	71.6	33.0	2.3	—	—	(33.4)	73.5
Gross margin (non-GAAP)	119.8	97.7	23.5	15.6	80.3	(84.9)	252.0

Operations and maintenance	47.2	70.2	6.9	9.9	66.5	(71.1)	129.6
Depreciation, depletion and amortization	22.0	22.8	4.8	2.3	5.4	(5.3)	51.9
Adjusted operating income (loss)	50.7	4.7	11.8	3.4	8.4	(8.4)	70.6

Interest expense, net							(33.5)
Impairment of investment							(19.7)
Other income (expense), net							0.6
Income tax benefit (expense)							(2.5)
Net income (loss)							15.4
Net income attributable to noncontrolling interest							(3.7)
Net income (loss) available for common stock							$11.7

	Consolidating Income Statement
Nine Months Ended Sept. 30, 2019	Electric Utilities	Gas Utilities	Power Generation	Mining	Corporate	Other Inter-Co Eliminations	Total
	(in millions)
Revenue	$524.1	$705.3	$7.1	$20.7	$—	$—	$1,257.2
Intercompany revenue	16.6	2.0	68.6	24.3	255.6	(367.1)	—
Fuel, purchased power and cost of gas sold	207.0	297.3	6.9	—	0.1	(97.9)	413.5
Gross margin (non-GAAP)	333.7	410.0	68.8	45.0	255.4	(269.2)	843.8

Operations and maintenance	143.0	225.2	20.8	29.0	211.9	(225.4)	404.6
Depreciation, depletion and amortization	65.4	68.2	14.1	6.7	16.3	(16.1)	154.5
Adjusted operating income (loss)	125.2	116.6	33.9	9.4	27.3	(27.7)	284.7

Interest expense, net							(102.5)
Impairment of investment							(19.7)
Other income (expense), net							0.1
Income tax benefit (expense)							(22.1)
Net income (loss)							140.5
Net income attributable to noncontrolling interest							(10.3)
Net income (loss) available for common stock							$130.1

Investor Relations:
Jerome E. Nichols
Phone	605-721-1171
Email	investorrelations@blackhillscorp.com

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24-hour Media Assistance	888-242-3969